Exhibit 2.1

ARRANGEMENT AGREEMENT

BETWEEN

LIONS GATE ENTERTAINMENT CORP.

AND

LIONSGATE STUDIOS CORP.

AND

LG SIRIUS HOLDINGS ULC

AND

LIONSGATE STUDIOS HOLDING CORP.

Dated January 29, 2025

SCHEDULES

Schedule A	Plan of Arrangement
Schedule B	LGEC Arrangement Resolution
Schedule C	LG Studios Arrangement Resolution
Schedule D	LGEC Interim Articles
Schedule E	LGEC Final Articles
Schedule F	New Lionsgate Interim Articles
Schedule G	New Lionsgate Final Articles

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is dated as of January 29, 2025 and is made between LIONS GATE ENTERTAINMENT CORP., a company existing under the laws of British Columbia (“LGEC”), LIONSGATE STUDIOS CORP., a company existing under the laws of the Province of British Columbia (“LG Studios”), LIONSGATE STUDIOS HOLDING CORP., a company existing under the laws of the Province of British Columbia (“New Lionsgate”) and LG SIRIUS HOLDINGS ULC, an unlimited liability company existing under the laws of the Province of British Columbia (“Sirius”).

RECITALS

A. LGEC proposes to separate its Studios Business and Starz Business into two publicly traded companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.”, and will operate the Starz Business, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.”, and will operate the Studios Business.

B. In connection with the separation of the Studios Business and the Starz Business, LGEC and LG Studios propose to facilitate the LGEC Shareholders exchanging their LGEC Shares for Starz Common Shares and New Lionsgate Shares, and the LG Studios Shareholders exchanging their LG Studios Shares for New Lionsgate Shares.

C. LGEC and LG Studios will each propose an arrangement under section 288 of the BCBCA to their respective shareholders to carry out the transactions described in this Agreement in accordance with the Plan of Arrangement.

D. In determining to enter into this Agreement and to consummate the Arrangement, each of the boards of directors of the Parties reviewed the terms and conditions of the Arrangement and considered the interests of their respective stakeholders, and they have independently resolved that the Arrangement is in the best interests of such Party and that the Arrangement is fair and reasonable to the shareholders of such Party.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless the context otherwise requires, the following words used in this Agreement have the following meanings:

“Agreement” means this arrangement agreement, including its schedules, as supplemented or amended from time to time.

“Applicable Law” means with respect to any Person, any and all applicable laws (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, notice, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Arrangement” means the arrangement under Part 9, Division 5 of the BCBCA proposed by LGEC to the LGEC Shareholders and by LG Studios to the LG Studios Shareholders, on the terms and conditions set out in the Plan of Arrangement, subject to any amendments or variations to it made in accordance with Article 5 of this Agreement, the provisions of the Plan of Arrangement, or made at the direction of the Court in the Final Order with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed.

“Arrangement Effective Date” means, unless otherwise agreed to in writing by the Parties, the first Business Day after the date of the Final Order.

“Arrangement Effective Time” means the time on the Arrangement Effective Date designated by LGEC and LG Studios in a joint notice delivered to New Lionsgate pursuant to this Agreement, or, if no such notice is given, 2:30 p.m. Pacific time on the Arrangement Effective Date.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Business Day” means any day of the year, other than a Saturday, Sunday, a holiday as defined in the Interpretation Act (British Columbia), or any day on which major banks are closed for business in Vancouver, British Columbia, Los Angeles, California, or New York, New York.

“Court” means the Supreme Court of British Columbia.

“Final Order” means the final order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LGEC and LG Studios, each acting reasonably, approving the Arrangement, as such order may be amended by the Court with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed, at any time prior to the Arrangement Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended, on appeal, provided that any such amendment is acceptable to each of LGEC and LG Studios, each acting reasonably.

“Form S-4” means the registration statement and joint proxy statement on Form S-4 filed by LGEC and New Lionsgate with the SEC to effect the registration of Starz Common Shares and Lion Common Shares pursuant to the U.S. Securities Act in connection with the Arrangement, as such registration statement may be amended or supplemented from time to time prior to the Arrangement Effective Time.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, including the U.S. Internal Revenue Service and the Canada Revenue Agency, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“LG Studios Arrangement Approval” means a special resolution of the holders of the LG Studios Shares approving the Arrangement and adopting the LG Studios Arrangement Resolution.

“LG Studios Arrangement Resolution” means the special resolution of LG Studios Shareholders approving the Arrangement to be considered at the LG Studios Meeting, in substantially the form attached to this Agreement as Schedule C.

“LG Studios Board” means the board of directors of LG Studios.

“LG Studios Circular” means the notice of the LG Studios Meeting and accompanying management information circular that is included as part of the Form S-4, including all schedules, appendices and exhibits to, and information incorporated by reference in, the Form S-4, that is sent to LG Studios Shareholders in connection with the LG Studios Meeting in accordance with the LG Studios Interim Order, including as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the Plan of Arrangement, and the LG Studios Interim Order.

“LG Studios Dissent Rights” means the rights of dissent exercisable by the LG Studios Shareholders in respect of the Arrangement as provided in Article 4 of the Plan of Arrangement.

“LG Studios Interim Order” means the interim order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LG Studios and LGEC, each acting reasonably, providing for, among other things, the calling and holding of the LG Studios Meeting, as the same may be amended by the Court with the consent of LG Studios and LGEC, each such consent not to be unreasonably withheld, conditioned or delayed.

“LG Studios Meeting” means the special meeting of LG Studios Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Plan of Arrangement, to be called and held in accordance with the LG Studios Interim Order to consider the LG Studios Arrangement Resolution and for any other purpose as may be set out in the LG Studios Circular.

“LG Studios Shareholders” means the registered holders of the LG Studios Shares.

“LG Studios Shares” means the common shares in the capital of LG Studios.

“LGEC Arrangement Approval” means (i) a separate special resolution of the holders of the LGEC Class A Shares and (ii) a separate special resolution of the holders of the LGEC Class B Shares, in each case approving the Arrangement and adopting the LGEC Arrangement Resolution.

“LGEC Arrangement Resolution” means the resolution of the LGEC Shareholders approving the Arrangement to be considered at the LGEC Meeting, in substantially the form attached to this Agreement as Schedule B.

“LGEC Board” means the board of directors of LGEC.

“LGEC Circular” means the notice of the LGEC Meeting and accompanying management information circular that is included as part of the Form S-4, including all schedules, appendices and exhibits to, and information incorporated by reference in, the Form S-4, that is sent to LGEC Shareholders in connection with the LGEC Meeting in accordance with the LGEC Interim Order, including as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the Plan of Arrangement, and the LGEC Interim Order.

“LGEC Class A Shares” means the Class A Voting Shares in the capital of LGEC, as constituted on the date of this Agreement.

“LGEC Class B Shares” means the Class B Non-Voting Shares in the capital of LGEC, as constituted on the date of this Agreement.

“LGEC Dissent Rights” means the rights of dissent exercisable by the LGEC Shareholders in respect of the Arrangement as provided in Article 4 of the Plan of Arrangement.

“LGEC Final Articles” means the articles to be adopted by LGEC pursuant Section 3.1.1(g) of the Plan of Arrangement, substantially in the form attached to this Agreement as Schedule E.

“LGEC Interim Articles” means the interim articles to be adopted by LGEC pursuant to section 3.1.1(e) of the Plan of Arrangement for the purpose of implementing the Arrangement, substantially in the form attached to this Agreement as Schedule D.

“LGEC Interim Order” means the interim order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LGEC and LG Studios, each acting reasonably, providing for, among other things, the calling and holding of the LGEC Meeting, as the same may be amended by the Court with the consent of LGEC and LG Studios, each such consent not to be unreasonably withheld, conditioned or delayed.

“LGEC Meeting” means the special meeting of LGEC Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Plan of Arrangement, to be called and held in accordance with the LGEC Interim Order to consider the LGEC Arrangement Resolution and for any other purpose as may be set out in the LGEC Circular.

“LGEC Shareholders” means the registered holders of the LGEC Shares.

“LGEC Shares” means the LGEC Class A Shares and the LGEC Class B Shares.

“Lion Common Shares” means the common shares in the capital of New Lionsgate.

“Meeting Materials” means (i) the Form S-4 that forms both the LGEC Circular and the LG Studios Circular, (ii) the forms of proxy for the LGEC Meeting and the LG Studios Meeting, and (iii) any other documents required by Applicable Law to be delivered to shareholders in connection with the LGEC Meeting or the LG Studios Meeting, in each case as amended or supplemented prior to the Arrangement Effective Time.

“New Lionsgate Class A Shares” means the Class A Voting Shares in the capital of New Lionsgate.

“New Lionsgate Class B Shares” means the Class B Non-Voting Shares in the capital of New Lionsgate.

“New Lionsgate Class C Shares” means the Class C Preferred Shares in the capital of New Lionsgate.

“New Lionsgate Final Articles” means the articles to be adopted by New Lionsgate pursuant Section 3.1.1(n)(ii) of the Plan of Arrangement, substantially in the form attached to this Agreement as Schedule G.

“New Lionsgate Interim Articles” means the interim articles to be adopted by New Lionsgate pursuant to section 3.1.1(j) of the Plan of Arrangement for the purpose of implementing the Arrangement, substantially in the form attached to this Agreement as Schedule F.

“New Lionsgate Shares” means the New Lionsgate Class A Shares, the New Lionsgate Class B Shares, and the New Lionsgate Class C Shares.

“Outside Date” means September 30, 2025, or such other date as mutually agreed upon in writing by LGEC and LG Studios.

“Parties” means LGEC, Studios, Sirius, and New Lionsgate, and “Party” means any of them, as the context requires.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement set out as Schedule A to this Agreement, subject to any amendments or variations thereto made in accordance with this Agreement, or the terms of the plan of arrangement from time to time, or made at the direction of the Court in the Final Order with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed.

“Registrar” means the Person appointed as the Registrar of Companies pursuant to section 400 of the BCBCA.

“Representatives” means, collectively, the directors, officers, employees, and agents of a Party at any time and their respective heirs, executors, administrators and other legal representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Starz Business” means the media networks segment of LGEC.

“Starz Common Shares” means the common shares in the capital of LGEC created in section 3.1.1(e) of the Plan of Arrangement.

“Studios Business” means the motion picture and television production segments of LGEC.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“U.S. Securities Act” means the U.S. Securities Exchange Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“U.S. Tax Opinion” means an opinion of the tax advisor of Lions Gate Entertainment Inc., a subsidiary of New Lionsgate, to be dated at or prior to the Arrangement Effective Date, addressed to Lions Gate Entertainment Inc., and otherwise in a form acceptable to New Lionsgate or Lions Gate Entertainment Inc., regarding the Intended U.S. Tax Treatment (as defined in the Separation Agreement entered into by the Parties prior to the Arrangement Effective Date).

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into articles and sections and the insertion of headings are for convenience only and do not affect the interpretation of this Agreement. Unless otherwise specified, references to articles and sections are to articles and sections of this Agreement.

1.3	Rule for Interpretation

In this Agreement:

(a)	words in the singular will include the plural and vice versa;

(b)	words importing any gender will include all genders;

(c)	the word “including” or “includes” will mean “including (or includes) without limitation” unless otherwise specified; and

(d)	any reference in this Agreement to a legislative provision or statute is to that provision or statute as amended, re-enacted or replaced and includes any regulations made under it.

1.4	Date for Any Action

If the date on which any action is required to be taken under this Agreement is not a Business Day, such action is required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

Unless otherwise stated, all references to currency, monetary values and dollars set out in this Agreement will mean U.S. dollars (USD) and all payments hereunder will be made in U.S. dollars (USD).

1.6	Time

All times expressed herein are local time (Vancouver, British Columbia) unless otherwise stipulated in this Agreement.

1.7	Schedules

The following schedules to this Agreement are an integral part of this Agreement:

Schedule A	Plan of Arrangement
Schedule B	LGEC Arrangement Resolution
Schedule C	LG Studios Arrangement Resolution
Schedule D	LGEC Interim Articles
Schedule E	LGEC Final Articles
Schedule F	New Lionsgate Interim Articles
Schedule G	New Lionsgate Final Articles

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement

2.1.1 The Parties will implement the Arrangement in accordance with and subject to the terms and conditions contained in this Agreement and in the Plan of Arrangement.

2.1.2 The Arrangement will be consummated on the Arrangement Effective Date, and commencing at the Arrangement Effective Time the steps of the Plan of Arrangement will become effective as contemplated in the Plan of Arrangement.

2.1.3 Subject to the satisfaction or waiver, as applicable, of the terms and conditions contained in this Agreement, the Parties will use commercially reasonable efforts and do all things reasonably required to cause the Arrangement Effective Date to occur on or before the Outside Date.

2.1.4 LGEC and LG Studios may, prior to the Arrangement Effective Date, deliver a joint written notice to New Lionsgate designating the Arrangement Effective Time. If no such joint notice is delivered prior to the Arrangement Effective Date, the Arrangement Effective Time is determined by the Plan of Arrangement.

2.2	LGEC Interim Order

2.2.1 As soon as reasonably practicable following the execution of this Agreement, LGEC will diligently pursue an application to the Court for the LGEC Interim Order pursuant to the BCBCA, which will provide among other things:

(a)	for calling and holding the LGEC Meeting for the purpose of considering the LGEC Arrangement Resolution;

(b)	for the classes of Persons to whom notice is to be provided in respect of the LGEC Meeting and the Arrangement, and for the manner in which such notice will be provided;

(c)	that:

(i)	the requisite approval of the Arrangement will be the LGEC Arrangement Approval; and

(ii)

in all other respects, the terms, conditions and restrictions of the articles of LGEC as constituted on the date of this Agreement, including quorum requirements for the LGEC Shareholders, and all other matters, will apply in respect of the LGEC Meeting;

(d)	for the grant of LGEC Dissent Rights to the registered LGEC Shareholders as provided in the Plan of Arrangement;

(e)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(f)

for confirmation of the record date for the purposes of determining the LGEC Shareholders entitled to receive notice of the LGEC Meeting and entitled to vote at the LGEC Meeting in accordance with the LGEC Interim Order;

(g)	that the LGEC Meeting may be adjourned or postponed from time to time by the LGEC Board in accordance with the terms of this Agreement without the need for additional approval by the Court; and

(h)	for such other matters not inconsistent with this Agreement as LGEC may determine.

2.3	LG Studios Interim Order

As soon as reasonably practicable following the execution of this Agreement, LG Studios will diligently pursue an application to the Court for the LG Studios Interim Order pursuant to the BCBCA, which will provide among other things:

(a)	for calling and holding the LG Studios Meeting for the purpose of considering the LG Studios Arrangement Resolution;

(b)	for the classes of Persons to whom notice is to be provided in respect of the LG Studios Meeting and the Arrangement, and for the manner in which such notice will be provided;

(c)	that:

(i)	the requisite approval of the Arrangement will be the LG Studios Arrangement Approval; and

(ii)

in all other respects, the terms, conditions and restrictions of the articles of LG Studios as constituted on the date of this Agreement, including quorum requirements for the LG Studios Shareholders, and all other matters, will apply in respect of the LG Studios Meeting;

(d)	for the grant of LG Studios Dissent Rights to the registered LG Studios Shareholders as provided in the Plan of Arrangement;

(e)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(f)

for confirmation of the record date for the purposes of determining the LG Studios Shareholders entitled to receive notice of the LG Studios Meeting and entitled to vote at the LG Studios Meeting in accordance with the LG Studios Interim Order;

(g)

that the LG Studios Meeting may be adjourned or postponed from time to time by the LG Studios Board in accordance with the terms of this Agreement without the need for additional approval by the Court; and

(h)	for such other matters not inconsistent with this Agreement as LG Studios may determine.

2.4	Meetings and Meeting Materials

2.4.1 As promptly as practicable following receipt of the LGEC Interim Order, LGEC will use reasonable commercial efforts to:

(a)	prepare the Meeting Materials and cause the Meeting Materials to be distributed and filed as required by the LGEC Interim Order;

(b)

solicit (or cause to be solicited) proxies in favour of the approval of the LGEC Arrangement Resolution and take all actions that are reasonably necessary or desirable to seek the approval of the LGEC Arrangement Resolution by the LGEC Shareholders; and

(c)

convene and conduct the LGEC Meeting in accordance with the LGEC Interim Order for the purpose of considering the LGEC Arrangement Resolution and obtaining the LGEC Arrangement Approval (and any other proper purpose as may be set out in the Meeting Materials).

2.4.2 As promptly as practicable following receipt of the LG Studios Interim Order, LG Studios will use reasonable commercial efforts to:

(a)	prepare the Meeting Materials and cause the Meeting Materials to be distributed and filed as required by the LG Studios Interim Order;

(b)

solicit (or cause to be solicited) proxies in favour of the approval of the LG Studios Arrangement Resolution and take all actions that are reasonably necessary or desirable to seek the approval of the LG Studios Arrangement Resolution by the LG Studios Shareholders; and

(c)

convene and conduct the LG Studios Meeting in accordance with the LG Studios Interim Order for the purpose of considering the LG Studios Arrangement Resolution and obtaining the LG Studios Arrangement Approval (and any other proper purpose as may be set out in the Meeting Materials).

2.4.3 LGEC and LG Studios will cooperate to schedule and convene the LGEC Meeting and the LG Studios Meeting on the same date (subject to any adjournments or postponements required or permitted by this Agreement).

2.4.4 Each of LGEC and LG Studios will notify each other if, at any time before the Arrangement Effective Time, it becomes aware that the Meeting Materials contain a misrepresentation, or becomes aware that the Meeting Materials otherwise require an amendment or supplement, and the Parties will cooperate in the preparation of any such amendment or supplement to the Meeting Materials as required or appropriate, and if required by the Court or Applicable Law, LGEC and LG Studios will promptly mail or otherwise publicly disseminate any amendment or supplement to the Meeting Materials to the LGEC Shareholders and the LG Studios Shareholders, as the case may be, and file it with any Governmental Entity and as otherwise required.

2.4.5 LGEC may adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the LGEC Meeting and LG Studios may adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the LG Studios Meeting, for any reason, including:

(a)	as required for quorum purposes (in which case the LGEC Meeting and the LG Studios Meeting may be adjourned and not cancelled); or

(b)	by Applicable Law or by valid shareholder action (which action is not solicited or proposed by or on behalf of a Party or its respective Subsidiaries).

2.5	Court Proceedings and Final Order

2.5.1 If the LGEC Arrangement Approval is obtained at the LGEC Meeting and the LG Studios Arrangement Approval is obtained at the LG Studios Meeting, the Parties will take all commercially reasonable steps necessary or desirable to submit the Arrangement to the Court for approval pursuant to section 291 of the BCBCA, and will jointly apply for the Final Order, within five Business Days of obtaining both approvals.

2.5.2 The Parties will each be provided with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement and each Party will give reasonable consideration to all such comments received from the other Parties.

2.5.3 In the event that either LGEC or LG Studios is notified or otherwise becomes aware that an objection to the Arrangement will or is anticipated to be raised at the Final Order hearing, LGEC and LG Studios will consult each other on the strategy for responding to the objector and address the strategy for responding to the objector and addressing the objection and preparing submissions and court materials, as contemplated in this Section 2.5.3. Each of LGEC and LG Studios will also provide the other on a timely basis with copies of any notice of appearance, proceedings and evidence served on LGEC and LG Studios, as the case may be, in respect of the application for the LGEC Interim Order and the LG Studios Interim Order, as applicable, or the joint application for the Final Order or any appeal therefrom.

2.6	Effecting the Arrangement

2.6.1 Subject to the rights of termination contained in Article 5, receipt of the Final Order, and the satisfaction (or waiver, if applicable) of the conditions contained in Article 4 of this Agreement, the Parties covenant and agree to, on or before the Arrangement Effective Date, file with the Registrar any and all documents as may be required under the BCBCA and to exchange (to the extent not previously exchanged) such other documents as may be necessary or desirable to give effect to the Arrangement and implement the Plan of Arrangement on the Arrangement Effective Date.

2.6.2 The closing of the Arrangement will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 on the Arrangement Effective Date, or such other place agreed to by LGEC and LG Studios. To the extent that documents and signatures are required to be executed or provided at the Arrangement Effective Time such matters will be dealt with by way of a virtual closing through electronic exchange of documents and signatures.

ARTICLE 3

ADDITIONAL COVENANTS

3.1	General Covenants

Each Party covenants and agrees:

(a)

to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper, or advisable under Applicable Law to consummate the Arrangement prior to the Outside Date, including to satisfy the conditions precedent in Article 4;

(b)

to promptly notify each other Party of: (i) any notice or other communication from any Governmental Entity in connection with this Agreement and contemporaneously provide a copy of any such written notice or communication to the other Party (except for notices and information which a Party reasonably considers to be confidential or sensitive which may be provided on a “counsel only” basis); and (ii) any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement;

(c)

to promptly advise each other Party of any material written communication received after the date of this Agreement from shareholders or other Person in opposition to the Arrangement or any written notice of dissent, purported exercise, or withdrawal, of LGEC Dissent Rights or LG Studios Dissent Rights, as applicable, by a shareholder of LGEC and LG Studios, and written communications sent by or on behalf of LGEC and LG Studios to any shareholders of such Party exercising or purporting to exercise LGEC Dissent Rights or LG Studios Dissent Rights, as applicable;

(d)

except as may otherwise be required by Applicable Law or the terms of any applicable agreement or arrangement with a third party who provided or has the ability to control the applicable information, each Party will use commercially reasonable efforts to provide the other Party (or their respective Subsidiaries or Representatives) with such cooperation as may be reasonably requested by such other Party in connection with the preparation or filing of any report or filing required by any Governmental Entity contemplated by this Agreement prior to the Arrangement Effective Time, including any financial statements or continuous disclosure filings;

(e)

except as otherwise provided in this Agreement, to not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or any commercially reasonable action not to be taken, which is inconsistent with this Agreement or could reasonably be expected to prevent, materially delay or otherwise impede the completion of the Arrangement and the transactions contemplated by this Agreement or would render, or that would reasonably be expected to render, any representation or warranty made by such Party in this Agreement untrue or inaccurate in any material respect at any time prior to the Arrangement Effective Time (except for representations or warranties made as of a specified date, the accuracy of which will be determined as of that specified date);

(f)	to not object to the Arrangement and the transactions contemplated by this Agreement;

(g)

if the Court makes an order, whether as part of the LGEC Interim Order, the LG Studios Interim Order, the Final Order, or otherwise, the Parties agree to comply promptly with all requirements which Applicable Law may impose on such Party with respect to the transactions contemplated hereby and by the Arrangement;

(h)	to cooperate in facilitating any additional corporate approvals of any of the Parties as may be required by the LGEC Interim Order, the LG Studios Interim Order, or the Final Order;

(i)

to use commercially reasonable efforts to defend, and upon request by a Party take all commercially reasonable steps to resolve, all lawsuits or other legal, regulatory or other proceedings or disputes, which may adversely affect the ability of the Parties to consummate the transactions contemplated in this Agreement;

(j)

to use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order relating to such Party or other order which may adversely affect the ability of the Parties to consummate the transactions contemplated hereby; and

(k)

to perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement.

3.2	Tax-Related Covenants

The Parties will cooperate and use all commercially reasonable efforts to obtain the U.S. Tax Opinion.

3.3	Public Disclosure

No Party will issue any news release or make any other public statement or disclosure with respect to the Arrangement or the transactions contemplated by this Agreement without the prior consent of each of LGEC, New Lionsgate, and LG Studios, which consents will not be unreasonably withheld, conditioned or delayed, and each Party will use commercially reasonable efforts to give the other Parties prior oral or written notice and a reasonable opportunity to review and comment on all such news releases and other disclosure; provided, however, that the foregoing will be subject to each Party’s overriding obligation to make disclosure in accordance with Applicable Laws and, if such disclosure is required and any other Party has not reviewed or commented on the disclosure, the Party making such disclosure will use commercially reasonable efforts to give prior oral or written notice to the other Party and, if such prior notice is not permitted by Applicable Law, will give such notice immediately following the making of such disclosure.

ARTICLE 4

CONDITIONS

4.1	Conditions Precedent

The obligation of the Parties to complete the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions precedent, at or prior to the Arrangement Effective Time, each of which may only be waived, in whole or in part, with the written consent of LGEC and LG Studios:

(a)	the LGEC Arrangement Resolution will have been approved by the LGEC Shareholders at the LGEC Meeting in accordance with the LGEC Interim Order;

(b)	the LG Studios Arrangement Resolution will have been approved by the LG Studios Shareholders at the LG Studios Meeting in accordance with the LG Studios Interim Order;

(c)	the Final Order will have been made;

(d)	each Party will have fulfilled or complied in all material respects with its covenants contained in this Agreement to be fulfilled or complied with by it on or before the Arrangement Effective Time;

(e)

all governmental, court, regulatory, third party and other approvals, consents, expiry of waiting periods, waivers, permits, exemptions, orders and agreements and all amendments and modifications to, and terminations of, agreements, indentures and arrangements considered by the Parties, each acting reasonably, to be necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement will have been obtained or received on terms that are satisfactory to the Parties, each acting reasonably;

(f)	the New Lionsgate Shares will have been conditionally approved to be listed and posted for trading on the New York Stock Exchange, subject only to official notice of issuance;

(g)	the Starz Common Shares will have been conditionally approved to be listed and posted for trading on the Nasdaq Global Select Market, subject only to official notice of issuance; and

(h)	this Agreement will not have been terminated pursuant to the provisions of Article 5.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1	Amendment

5.1.1 Subject to the provisions of the LGEC Interim Order, the LG Studios Interim Order, the Final Order, and the Plan of Arrangement, at any time prior to and not later than the Arrangement Effective Time, this Agreement and the Plan of Arrangement may be amended, modified or supplemented by the written agreement of the Parties without further notice to or approval by the LGEC Shareholders or the LG Studios Shareholders.

5.1.2 None of the Parties or any of their respective Subsidiaries, affiliates or Representatives will have any liability to any of the other Parties or to the LGEC Shareholders or the LG Studios Shareholders for any amendments made pursuant to this Section 5.1.

5.2	Termination

5.2.1 This Agreement will automatically terminate if the Arrangement does not occur on or before the Outside Date.

5.2.2 This Agreement may be terminated prior to the Arrangement Effective Time by the mutual written agreement of the Parties without notice to or approval by the LGEC Shareholders or the LG Studios Shareholders.

5.2.3 After the Arrangement Effective Time, this Agreement may not be terminated except by mutual written agreement of the Parties and approved by the Court, or as otherwise required by Applicable Law.

5.2.4 In the event of any termination of this Agreement prior to the Arrangement Effective Time, this Agreement will become void and of no further force or effect and no Party (nor any of its Representatives) will have any liability or further obligation to the other Parties by reason of this Agreement.

ARTICLE 6

GENERAL PROVISIONS

6.1	Notices

6.1.1 All notices, requests, claims, demands or other communications under this Agreement will be in writing and will be given or made (and, except as otherwise provided herein, will be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, or by electronic mail so long as confirmation of receipt thereof is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 6.1):

(a)	To LGEC (prior to the Arrangement Effective Time):

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention Adrian Kuzycz

Email: akuzycz@lionsgate.com

To LGEC (on or after the Arrangement Effective Time):

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Attention: Audrey Lee

Email: audrey.lee@starz.com

(b)	To LG Studios, to New Lionsgate, or to Sirius:

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Bruce Tobey

Email: btobey@lionsgate.com

6.1.2 A notice given under Section 6.1.1 must be accompanied by a copy to the following Persons (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street New York,

New York 10019

Attention: David E. Shapiro

Phone: +1 (212) 403 1000

Email: DEShapiro@wlrk.com

Dentons Canada LLP

250 Howe Street

Vancouver, British Columbia V6C 3R8

Attention: Kimberly Burns

Phone: +1 (604) 648 6526

Email: kimberly.burns@dentons.com

6.1.3 A Party may, by notice to the other Parties, change the address to which such notices are to be given.

6.2	Governing Law

This Agreement will be governed by and construed in accordance with laws of the Province of British Columbia and federal laws of Canada applicable therein.

6.3	Assignment

No Party may assign its rights or delegate its obligations under this Agreement or the Plan of Arrangement without the express prior written consent of the other Parties, provided that no such consent will be required for any Party to assign its rights and obligations under this Agreement and the Plan of Arrangement to a legal successor to such Party (whether by way of amalgamation or winding-up or otherwise) or to a purchaser of all or substantially all of the assets of such Party.

6.4	Binding Effect

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

6.5	Waiver

No waiver of any condition or any of the provisions of this Agreement, in whole or in part, will constitute a waiver of any other condition or provision (whether or not similar) nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

6.6	Severability

If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties will negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

6.7	Limitation on Liability

No Representative of a Party will have any personal liability whatsoever on behalf of such Party (or any of its Subsidiaries) to any other Party under this Agreement, the Arrangement, or any other transactions entered into, or documents delivered, in connection with any of the foregoing. Notwithstanding anything in this Agreement to the contrary, in no event will one Party be liable to any other Party for any special, consequential, indirect, punitive, exemplary, remote, speculative or similar damages or lost profits or failure to realize expected savings or other commercial or economic loss of any kind, however caused and on any theory of liability, arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of such damages.

6.8	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will deemed to constitute the same agreement, and will be effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first written above.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: General Counsel

LIONSGATE STUDIOS CORP.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: General Counsel

LIONSGATE STUDIOS HOLDING CORP.

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: Principal Executive Officer, President and Secretary

LG SIRIUS HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

SCHEDULE A

Plan of Arrangement

See Annex F to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE B

LGEC Arrangement Resolution

The text of the LGEC Arrangement Resolution which the LGEC Shareholders will be asked to pass at the LGEC Meeting is as follows:

BE IT RESOLVED (I) AS A SEPARATE SPECIAL RESOLUTION OF HOLDERS OF THE CLASS A VOTING SHARES, AND (II) AS A SEPARATE SPECIAL RESOLUTION OF THE HOLDERS OF THE CLASS B NON-VOTING SHARES, EACH CLASS VOTING SEPARATELY, THAT:

1. The arrangement (“Arrangement”) under section 288 of the Business Corporations Act (British Columbia) proposed by Lions Gate Entertainment Corp. (the “Company”) pursuant to the arrangement agreement between the Company, Lionsgate Studios Corp. (“LG Studios”), Lionsgate Studios Holding Corp. (“New Lionsgate”) and LG Sirius Holdings ULC (“Sirius”), as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Arrangement Agreement”), and as more particularly described in the registration statement and joint proxy statement on Form S-4 filed by the Company and New Lionsgate with the U.S. Securities and Exchange Commission and all transactions contemplated thereby, are hereby authorized, approved, and adopted.

2. The plan of arrangement (“Plan of Arrangement”) as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Arrangement Agreement, the full text of which is set out as Schedule B to the Arrangement Agreement is hereby authorized, approved, and adopted.

3. The Arrangement Agreement and all the transactions contemplated in the Arrangement Agreement, including the actions of the officers and directors of the Company in approving the Arrangement and the Arrangement Agreement and in executing and delivering the Arrangement Agreement and any amendments, supplements or modifications thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

4. The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia (“Court”) to approve the Arrangement in accordance with and subject to the terms set out in the Arrangement Agreement and the Plan of Arrangement.

5. Notwithstanding that this resolution has been passed and the Arrangement adopted by the shareholders of the Company or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered:

(a)	to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their respective terms; and

(b)	subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

6. Any one officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

SCHEDULE C

LG Studios Arrangement Resolution

The text of the LG Studios Arrangement Resolution which the LG Studios Shareholders will be asked to pass at the LG Studios Meeting is as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE HOLDERS OF THE COMMON SHARES, THAT:

1. The arrangement (“Arrangement”) under section 288 of the Business Corporations Act (British Columbia) proposed by Lionsgate Studios Corp. (the “Company”) pursuant to the arrangement agreement between the Company, Lions Gate Entertainment Corp. (“Lionsgate”), Lionsgate Studios Holding Corp. (“New Lionsgate”) and LG Sirius Holdings ULC (“Sirius”), as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Arrangement Agreement”), and as more particularly described in the registration statement and joint proxy statement on Form S-4 filed by Lionsgate and New Lionsgate with the U.S. Securities and Exchange Commission and all transactions contemplated thereby, are hereby authorized, approved, and adopted.

2. The plan of arrangement (“Plan of Arrangement”) as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Arrangement Agreement, the full text of which is set out as Schedule C to the Arrangement Agreement is hereby authorized, approved, and adopted.

3. The Arrangement Agreement and all the transactions contemplated in the Arrangement Agreement, including the actions of the officers and directors of the Company in approving the Arrangement and the Arrangement Agreement and in executing and delivering the Arrangement Agreement and any amendments, supplements or modifications thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

4. The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia (“Court”) to approve the Arrangement in accordance with and subject to the terms set out in the Arrangement Agreement and the Plan of Arrangement.

5. Notwithstanding that this resolution has been passed and the Arrangement adopted by the shareholders of the Company or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered:

(a) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their respective terms; and

(b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

6. Any one officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

SCHEDULE D

LGEC Interim Articles

See Annex K to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE E

LGEC Final Articles

See Annex L to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE F

New Lionsgate Interim Articles

See Exhibit 3.1 to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE G

New Lionsgate Final Articles

See Exhibit 3.2 to the joint proxy statement/prospectus that forms a part of the registration statement.